
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                          POST EFFECTIVE AMENDMENT NO. 2 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                      ------------------------------------------

                         THE CHEESECAKE FACTORY INCORPORATED
                (Exact name of Registrant as specified in its charter)

          DELAWARE                                       51-0340466
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                 26950 AGOURA ROAD, CALABASAS HILLS, CALIFORNIA 91301
           (Address of Registrant's Principal Executive Offices) (Zip Code)

                      ------------------------------------------

                         THE CHEESECAKE FACTORY INCORPORATED
                     1992 PERFORMANCE EMPLOYEE STOCK OPTION PLAN

                               (FULL TITLE OF THE PLAN)

                                 GERALD W.  DEITCHLE
                 EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE CHEESECAKE FACTORY INCORPORATED
                                  26950 Agoura Road
                          Calabasas Hills, California  91301
                                    (818) 871-3000
              (Name, address and telephone number of agent for service)

                      ------------------------------------------

                                   With a copy to:

                               MARK A. BONENFANT, ESQ.
                         BUCHALTER, NEMER, FIELDS & YOUNGER,
                              A PROFESSIONAL CORPORATION
                        601 South Figueroa Street, Suite 2400
                            Los Angeles, California  90017
                                    (213) 891-0700
                           CALCULATION OF REGISTRATION FEE

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


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                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
         TITLE OF SECURITIES             AMOUNT TO BE           OFFERING PRICE             AGGREGATE               AMOUNT OF
          TO BE REGISTERED              REGISTERED (1)           PER UNIT (2)            OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value per
 share                               1,200,000 shares              $22.8125                   $27,375,000             $7,610.25
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and is calculated based on the closing price of the Company's Common Stock on The NASDAQ Stock Market on January 22, 1999.

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The information contained in the S-8 Registration Statement filed by The Cheesecake Factory Incorporated, a Delaware corporation (the "Registrant"), Registration File No. 33-88414 filed with the Securities and Exchange Commission on July 24, 1996 (the "1996 Registration") is incorporated herein by reference. This Registration Statement relates to an amendment to the Registrant's 1992 Performance Employee Stock Option Plan (the "Performance Plan") to increase the aggregate number of shares issuable thereunder from 2,756,250 to 3,956,250 as approved by the Registrant's stockholders at the 1998 Annual Meeting of Stockholders on May 19, 1998.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K as filed with the Commission for the year ended December 30, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 29, 1998.

     All other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Buchalter, Nemer, Fields & Younger, a Professional corporation,
Los Angeles, California.

ITEM 8.  EXHIBITS.

     The information on Item 8 "Exhibits" in the previous S-8 is supplemented as follows:


Exhibit
Number         Description of Exhibit
------         ----------------------
  5.1     -    Opinion of Buchalter, Nemer, Fields & Younger, a Professional
               Corporation
 23.1     -    Consent of Independent Accountants
 23.2     -    Consent of Buchalter, Nemer, Fields & Younger, a Professional
               Corporation (included in its opinion filed as Exhibit 5.1)
 99.1     -    Amendment to The Cheesecake Factory Incorporated 1992 Performance
               Employee Stock Option Plan.


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

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas Hills, state of California on this 28th day of January, 1999.

                              THE CHEESECAKE FACTORY INCORPORATED


                              By: /s/   David Overton
                                 -----------------------------------------------
                                        David Overton
                                        Chairman of the Board, President and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration has been signed by the following persons in the capacities and on the date indicated.

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


      Name                                         Title                                   Date
      ----                                         -----                                   ----
 /s/ David Overton                            Chairman of the Board, President       January 28, 1999
 ----------------------------------------     and Chief Executive Officer
 David Overton

 /s/ Gerald W.  Deitchle                      Executive Vice President, Finance      January 28, 1999
 ----------------------------------------     and Chief Financial Officer
 Gerald W. Deitchle


 /s/ Thomas L.  Gregory                       Director                               January 26, 1999
 ----------------------------------------
 Thomas L. Gregory

                                              Director                               January __, 1999
 ----------------------------------------
 Jerome I.  Kransdorf

 /s/ Wayne H.  White                          Director                               January 27, 1999
 ----------------------------------------
 Wayne H.  White



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